Exhibit 10.12


                             SHAREHOLDERS AGREEMENT

         This ownership and representation agreement ("Agreement") is entered this 21st day of February, 2001, by and between CapSource Financial, Inc., a Colorado corporation ("CapSource"), Transco de Mexico S.A. de C.V., a corporation organized in the United Mexican States, and a subsidiary of CapSource and Mario Conzuelo, an individual residing in the United Mexican States ("Partner") (collectively the "Parties").


                                    RECITALS

         WHEREAS, on February 21, 2001, CapSource and Hyundai Precision America, Inc. entered into an agreement ("Hyundai Agreement") whereby CapSource and its assignees have the exclusive right to distribute certain Hyundai products in the United Mexican States;

         WHEREAS, CapSource has or will form a new Mexican subsidiary company ("Transco") to conduct business pursuant to the Hyundai Agreement;

         WHEREAS, CapSource has or will make significant capital contributions to Transco;

         WHEREAS, Partner was instrumental in arranging the Hyundai Agreement and CapSource envisions that Partner will also be instrumental in the success of Transco;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants set forth herein, the parties agree to the following:

         1. Stock Ownership. The shares of Transco shall be initially owned as follows: eighty percent (80%) by CapSource ("Majority Shares") and twenty percent (20%) by Partner ("Partner's Shares").

         2. Representation. Partner acknowledges that the Board of Directors of Transco ("Transco Board") has created a vacancy on the Transco Board by creating a new directorship and has filled such vacancy by electing Partner. Transco agrees that from the date of this Agreement and for so long as the Partner shall be the owner of the Minority Shares, in each instance in which individuals are nominated for election to the Transco Board, Transco shall cause to be nominated for election to the Transco Board by the Transco Shareholders the Partner. Partner may at his sole discretion choose not to stand for election to the Transco Board of Directors and may resign from the Transco Board of Directors at any time.

         3. Management of Transco. The Transco Board shall oversee the business of Transco and may exercise all powers of Transco, subject to the restrictions imposed by this Agreement.

         A. Meeting of the Transco Board. A meeting of the Transco Board shall be held at least twice each year.

         B. Quorum. At all meetings of the Transco Board, three (3) members, represented in person or by proxy, shall constitute a quorum of the transaction of business.

         C. Vote. Each member of the Transco Board shall have one (1) vote.

         D. Actions of Transco. The following actions by Transco shall be taken only by the Transco Board (subject to Shareholders' approval where required by law): (i) approval or amendment of Transco's one-year and five-year business plan; (ii) selection, hiring and retention and compensation of Transco's Managing Director; (iii) commencement, expansion, termination or reduction of any line of business of Transco; (iv) borrowing or lending by Transco other than

                  (A) short term borrowing in the ordinary course of business; and (B) borrowing or lending expressly authorized in the then currently approved business plan; (v) any guarantees of payment or performance by a third party other than in the ordinary course of business; (vi) transactions with the Parties or their affiliates except in accordance with the terms of this Agreement, or the entering into, or modification of any contract or agreement to which any Party or any affiliate is a party; (vii) any sale, exchange or other disposition of any material amount of the property and assets of Transco except in accordance with the then currently approved business plan or any capital expenditure not in the then currently approved business plan in excess of Ten Thousand Dollars U.S. ($10,000); (viii) the creation of any lien or encumbrance on any asset of Transco, other than a lien arising by operation of law or in the ordinary course of business; (ix) the establishment or acquisition or disposal of any interest in any corporation or other entity; (x) any merger or consolidation of Transco with any other corporation or business; (xi) the voluntary dissolution of Transco; (xii) any addition or alteration to, or amendment or repeal of, the Articles of Association (or similar document) of Transco.

         E. No Compensation of Directors. The directors of Transco shall receive no compensation from Transco for their services as directors. Travel and accommodation expenses of the directors incurred in connection with the performance of duties as directors shall be borne by Transco.

         F. Managing Director. The Managing Director of Transco shall be responsible for, and have the power and authority to, conduct the day-to-day operations of Transco, subject to (i) this Agreement; and (ii) the decisions of the Transco Board. The Managing Director shall report to the Transco Board.

         4. Convertibility of Minority Shares. The Partner shall have the option to convert the Partner's Shares ("Conversion Rights") into shares of CapSource ("CapSource Common Stock") on the following terms and conditions:

         A. Subject to adjustment as set forth below, the conversion ratio shall be as set forth in Exhibit A ("Conversion Ratio") which is attached and made a part of this Agreement.

         B. The Partner shall have the right to convert fifty percent (50%) (but not less than 50%) of the Partner's Shares at any time pursuant to the Conversion Ratio.

         C. The Conversion Ratio is subject to adjustment from time to time as provided in this Section 4(c). In the event CapSource shall at any time after the date of this Agreement (i) declare or pay any dividend on the CapSource Common Stock in shares of common stock; (ii) subdivide or split the outstanding CapSource Common Stock into a greater number of shares; (iii) combine or consolidate the CapSource Common Stock into a smaller number of shares or effect a reverse split of the outstanding CapSource Common Stock, then the Conversion Ratio in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Partner shall be entitled to receive, upon conversion the aggregate number and kind of CapSource Common Stock, which, if such conversion had been exercised immediately prior to such date, the Partner would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

         D. The Partner's conversion rights shall be terminated immediately upon receipt from Hyundai of notice that Transco's rights under the Hyundai have been terminated.

         5. Restriction on Distributions. The parties acknowledge and agree that the amount and timing of any distributions to shareholders will be at the sole discretion of the Transco Board.

         6. Buy/Sell Provisions. The parties agree to the following buy-sell provisions:


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


         A. Offer. Subject to the conditions set forth below, at any time after the date of this Agreement, either CapSource or Partner ("Electing Party") may offer to buy all, but not less than all, of the shares of Transco owned by the other party ("Offeree") by delivering to the Offeree a written notice ("Buy-Sell Offer") stating the Electing Party's proposed purchase price for the shares ("Purchase Price").

         B. Reply Notice. The Offeree shall have sixty (60) days after the receipt of the Buy-Sell Offer within which to send written notice ("Reply Notice") to the Electing Party stating whether the Offeree will either: (a) sell to the Electing Party all of the Offeree's shares; or (b) buy from the Electing Party all of the Electing Party's shares. If the Electing Party does not receive a Reply Notice within the sixty (60) day reply period, the Offeree shall be conclusively deemed to have accepted the Electing Party's offer to purchase the Offeree's shares, and a binding contract of purchase and sale shall be deemed to be formed between the Electing Party and the Offeree at the Purchase Price. If the Offeree elects to purchase, it shall purchase all of the Electing Party's shares, at the applicable Purchase Price per share.

         C. Closing. The closing for the purchase of the shares pursuant to this Section 6 ("Closing") shall be held at the principal office of CapSource unless otherwise mutually agreed, on a date selected by the purchasing party, but not more than sixty
                  (60) days after the formation of a purchase contract upon the Offeror's receipt of a Reply Notice or the expiration of the sixty (60) day reply period, as applicable, under Section 6(b) above.

         D. Payment of Purchase Price. The Purchase Price shall be paid in cash at the Closing.

         E. Default. If the purchasing party does not close the purchase of shares under this Section 6 as a result of his default, the selling party shall have the right (but not the obligation), in addition to any other rights or remedies he may have to elect, by a notice (to be effective immediately) to the defaulting party, (a) to purchase the defaulting Party's shares at a purchase price equal to eighty-five percent (85%) of the Purchase Price of the defaulting party's shares; or (b) to file suit for consequential and incidental damages arising from the defaulting party's failure to close his purchase.

         F. Conditions on Implementing Buy-Sell Procedure. Notwithstanding anything to the contrary in this Section 6, if CapSource invokes the Buy-Sell procedure the Partner shall have the right to convert his shares in Transco as set forth in Section 4 of this Agreement within the sixty (60) day period set forth in Section 6(b).

         7. Drag Along Rights. If at any time any one or more of the shareholders of Transco (the "Seller") shall propose to undertake a sale of fifty percent (50%) or more of Transco's then issued and outstanding shares of capital stock to a single entity or person in a single transaction or series of related transactions ("Proposed Transaction"), then Partner shall, if requested by such Seller, sell all of his Shares in such transaction on the same terms and for the same consideration. Such Seller shall give Partner written notice of any Proposed Transaction at least twenty (20) days prior to the date on which such transaction shall be consummated, including the terms and conditions thereof, and Partner shall have the obligation to sell his Shares on such same terms and conditions in accordance with the instructions set forth in such notice. In such event, Partner shall deliver the share certificate(s) (accompanied by duly executed stock powers or other instrument of transfer duly endorsed in blank) representing the shares of Transco to Transco or to an agent designated by Transco, for the purpose of effectuating the transfer of the shares to the purchaser and the disbursement of the proceeds of such transactions to the Partner. Transco may, at its option, deposit the consideration payable for the shares with a depository designated by it and thereafter each share certificate shall represent only the right to receive the consideration payable in the transaction.

         8. Additional Investment. Should Transco, at the discretion of the Transco Board, desire to obtain additional equity capital, the Partner shall have the right (but not the obligation) to purchase such additional shares


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


of Transco on the same terms and conditions as a new investor so that after such new investment the Partner shall still own twenty percent (20%) of the issued and outstanding shares of Transco.

         9. Restriction on Transfer, Proxies, Etc. Except as set forth in this Agreement Partner, in his capacity as shareholder, shall not, directly or indirectly: (a) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Partner's Shares or any interest therein; (b) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Partner's Shares into a voting trust or enter into a voting agreement with respect to any Partner's Shares; or (c) take any action that would make any representation or warranty of such Partner contained herein untrue or incorrect or have the effect of preventing or disabling such Partner from performing, such Partner's obligations under this Agreement.

         10. Investment Representation Regarding CapSource Shares.

         A. Securities Act. The Partner acknowledges that (a) the shares being acquired by the Partner in CapSource pursuant to the conversion provisions set forth in Section 4 are not and will not be registered under the Securities Act and that CapSource has any obligation to the Partner to register such shares; and
                  (b) that the Partner is sophisticated in financial affairs and is able to evaluate the risks inherent in the shares, and is acquiring the shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

         B. Resales. The Partner will not sell or transfer all or any part of his shares in CapSource unless and until it shall first have given notice to CapSource describing such sale or transfer and furnished to CapSource either (i) an opinion, reasonably satisfactory to counsel for CapSource skilled in securities matters to the effect that the proposed sale or transfer may be made without registration under the Securities Act; or (ii) an interpretive letter from the staff of the Securities and Exchange Commission ("SEC") to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act of 1932, as amended, ("Act") in either case accompanied by evidence that such transfer will be in compliance with applicable state securities ("blue sky") laws; provided, however, that the foregoing shall not apply with respect to
                  (1) any transfer pursuant to an effective registration statement under the Act, or pursuant to Rule 144 thereunder;
                  (2) any transfers between a Purchaser and any institutional affiliate of such Purchaser for its own account.

         C. Legends. CapSource may place appropriate legends on the certificates representing shares being acquired by the Partner in CapSource pursuant to the conversion provisions set forth in Section 4 and may refuse to transfer any of the securities on its books should the holders thereof attempt to transfer any of them otherwise than in compliance herewith and therewith. Such legend shall be in substantially the following form:

                  The sale, transfer or assignment of the securities represented by this certificate are subject to the terms and conditions of a certain Shareholders Agreement dated January __, 2001, among Transco and certain of its holders of its outstanding capital stock. Copies of such Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of Transco.

CapSource agrees to reissue certificates representing the shares being acquired by the Partner in CapSource pursuant to the conversion provisions set forth in
Section 4 Securities without the legend provided for above at such time as (i) the holder thereof is permitted to dispose of such Securities or Conversion Shares pursuant to Rule 144 under the Act; (ii) the shares are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form


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


and substance reasonably satisfactory to CapSource and its counsel) are able to dispose of such shares publicly without registration under the Act; or (iii) such securities are registered under the Act.

         11. Insider Transactions. The Parties agree that any transactions between Transco and its officers, directors, shareholders or their affiliates, including, without limitation, any sales of capital stock or assets of Transco, will be on terms no less favorable to Transco than could be obtained from unaffiliated third parties on an arm's-length basis and will require the approval of a majority of Transco's disinterested directors.

         12. Commissions. Transco will compensate Partner for the sales of equipment made by the Partner at the same rate as Transco pays its other employees for such sales. The Partner acknowledges and agrees that no commissions will be paid to Partner on sales of equipment made by sub-agents of Transco.

         13. No Other Agreement. Partner represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and Partner shall not grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

         14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assignees, legal representatives and heirs. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The administrator, executor or legal representative of the Partner shall have the right to execute and deliver all documents and perform all acts necessary to exercise and perform the rights and obligations of such Partner under the terms of this Agreement.

         15. Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the non-breaching party if any party fails to comply with the provisions of this Agreement and that in the event of any such failure, the non-breaching parties will not have an adequate remedy at law. The non-breaching parties shall, therefore, be entitled to obtain specific performance of the breaching party's obligations hereunder and to obtain immediate injunctive relief. The breaching party shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the non-breaching parties have an adequate remedy at law. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         16. Miscellaneous.

         A. Notices and Consents. Whenever, under the provisions of this Agreement, notice is required to be given to any party, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such party at the party's address as it appears on the records of Transco with postage thereon prepaid, and such notice shall be deemed to be given forty-eight (48) hours after the notice is deposited in the United States mail. Notice to a party may also be given by facsimile and deemed received when sent during regular business hours, or otherwise immediately upon the opening of business the next regular business day. All consents required or allowed in this Agreement must be in writing and signed by the consenting party in order to be effective.

         B. Waiver of Notice. Any required notice may be waived in writing by the Person entitled thereto.

         C. Severability. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder hereof.

         D. Captions. Section captions in this Agreement are for convenience only and shall not be used in interpreting its provisions.

         E. Gender, Etc. The masculine gender shall include the feminine and neuter genders and the singular shall include the plural.

         F. Binding Agreement. Subject to the restrictions on assignment herein, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the parties. In addition, all references to a party include, bind and inure to the benefit of the party's partners, officers, directors, agents, employees, successors in interest and assigns.

         G. Applicable Law. All the provisions of this Agreement shall be construed under the laws of Minnesota (without reference to any conflicts of law principles). To the extent permitted by governing law, this Agreement shall constitute a waiver by each party of all rights under the laws of the United Mexican States which are inconsistent with the provisions of this Agreement.

         H. Consent to Jurisdiction. Partner hereby submits to the exclusive jurisdiction of the courts of general jurisdiction of the State of Minnesota and the federal courts of the United States of America, located in the District of Minnesota, solely in respect of the interpretation and enforcement of the provisions of this Agreement and any other agreement, instrument or other document entered into in connection herewith and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or any such other agreement, instrument or other document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement or any such other agreement, instrument or other document may not be enforced in or by such courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process with respect thereto may be made upon Partner by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in this Agreement, provided that service of process may be accomplished in any other manner permitted by applicable law.

         I. Notices. All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested) or telegram or telecopy, addressed as follows:

         If to CapSource

                   CapSource Financial, Inc.
                   Attn: General Counsel
                   1729 Donegal Drive
                   Woodbury, MN 55125



         If to Transco

                   ------------------------------------

                   ------------------------------------

                   ------------------------------------

                 With a copy to

                    CapSource Financial, Inc.
                    Attn: General Counsel
                    1729 Donegal Drive
                    Woodbury, MN 55125


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

         If to Partner

                   ------------------------------------

                   ------------------------------------

                   ------------------------------------

         J. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes any prior understanding or agreement, oral or written, with respect thereto.

         K. Agreement in Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

         L. No Third-party Beneficiary. The provisions of this Agreement are intended to be for the benefit of the Partner and CapSource only and shall not confer any right or claim upon, or otherwise inure to the benefit of, any creditor of, or other third party having dealings with Transco or CapSource.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, or a counterpart hereof, as of the date first written above.


MARIO CONZUELO


-------------------------------------


CAPSOURCE FINANCIAL, INC.


-------------------------------------
Fred C. Boethling
President


TRANSCO S.A. DE C.V.


-------------------------------------
Carlos ________
Director General

                                    EXHIBIT A
                                CONVERSION RATIO

         Subject to the provisions of Section 4. Convertibility of Minority Shares, the Partner may convert on the following basis:

                  a)       No conversion.

                  a. 200 shares for each trailer sold between 200 and 500 during Year 1 and 300 for each trailer sold in excess of 500 during Year 1; and in no case less than 10,000 shares.

                  b. 200 shares for each trailer sold between 300 and 600 during Year 2 and 300 for each trailer sold in excess of 900 during Year 2; and in no case less than 20,000 shares.

                  c. 200 shares for each trailer sold between 600 and 900 during Year 3 and 300 for each trailer sold in excess of 1200 during Year 3; and in no case less than 30,000 shares.

                  d. 200 shares for each trailer sold between 900 and 1200 during Year 4 and 300 for each trailer sold in excess of 1200 during Year 4; and in no case less than 40,000 shares.

                           1) 200 shares for each trailer sold between 900 and 1200 during year prior to conversion and 300 for each trailer sold in excess of 1200 during the year prior to conversion; and in no case less than 40,000 shares.

         For the purpose of calculating the conversion ratio Year 1 is the calendar year 2001. Year 2 is the calendar year 2002. Year 3 is the calendar year 2003. Year 4 is the calendar year 2004. Year 5 is the calendar year 2005.

                                    AGREEMENT


         WHEREAS, the parties have entered into a Shareholders Agreement dated February 21, 2001 ("Shareholders Agreement");

         WHEREAS, the Shareholders Agreement grants an ownership interest and certain other rights to Mario Conzuelo ("Conzuelo") in a Mexican subsidiary of CapSource Financial, Inc. (designated as "Transco" in the Shareholders Agreement but incorporated in Mexico as Remolques y Sistermas Aliados de Transportes, S.A. de C.V., dba RESALTA, "RESALTA");

         WHEREAS, the parties now desire to modify the Shareholders Agreement;

         NOW THEREFORE, with the intention be modify the Shareholders Agreement and with the further intention to be legally bound agree as follows:

         17. Conversion of RESALTA Ownership Interest. Notwithstanding any provision in the Shareholders Agreement to the contrary, Conzuelo hereby agrees to transfer his entire ownership interest ("Ownership Interest") in RESALTA to CapSource as of April 1, 2002.

         18. Compensation to Conzuelo. Notwithstanding any provision in the Shareholders Agreement to the contrary, in exchange for the transfer of the Ownership Interest to CapSource, CapSource will issue to Conzuelo Ten Thousand (10,000) shares of fully paid, non-assessable shares of CapSource Financial, Inc. common stock ("Conversion Shares").

         19. Representation on RESALTA Board of Directors. CapSource agrees that for not less than one year from the date of this agreement that it will vote its shares in RESALTA such that Conzuelo is elected a member of the Board of Directors of RESALTA. The parties further agree that Conzuelo may resign form the RESALTA Board of Directors at any time and such resignation will not effect the compensation provided to Conzuelo in paragraph 2 above.

         20. Restricted Shares. Conzuelo acknowledges and agrees that the Conversion Shares are "restricted securities" under applicable U.S. federal securities laws and that the Securities Act of 1933 and the rules of the U.S. Securities and Exchange Commission (the "Commission") provide in substance that holders may dispose of restricted securities only pursuant to an effective registration statement under the Securities Act of 1933 or an exemption therefrom. CapSource has no obligation or current intention to register any of the Conversion Shares. Accordingly, under the Commission's rules, Conzuelo may dispose of the Conversion Shares only in "private placements" which are exempt from registration under the Securities Act, in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of Conzuelo. Further, Conzuelo acknowledges and agrees that the certificate representing the Conversion Shares will contain a ledged setting forth the above restrictions.

         21. Shareholders Agreement. Upon acceptance of this Agreement, the Shareholders Agreement shall become null and void and neither party shall have any further rights thereunder whatsoever.

         22. Further Assurances. Each party agrees that they will execute such documents and provide such cooperation, either in the U.S. or Mexico, to effectuate the intent of this Agreement.

         23. Applicable Law. All the provisions of this Agreement shall be construed under the laws of Minnesota (without reference to any conflicts of law principles). To the extent permitted by governing law, this Agreement shall constitute a waiver by each party of all rights under the laws of the United Mexican States which are inconsistent with the provisions of this Agreement.

         24. Consent to Jurisdiction. The parties hereby submit to the exclusive jurisdiction of the courts of general jurisdiction of the State of Minnesota and the federal courts of the United States of America, located in the District of Minnesota, solely in respect of the interpretation and enforcement of the provisions of this Agreement and any other agreement, instrument or other document entered into in connection herewith and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or any such other agreement, instrument or other document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement or any such other agreement, instrument or other document may not be enforced in or by such courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process with respect thereto may be made upon a party by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in this Agreement, provided that service of process may be accomplished in any other manner permitted by applicable law.

         25. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes any prior understanding or agreement, oral or written, with respect thereto.

         26. Agreement in Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

         27. Third-party Beneficiary. The provisions of this Agreement are intended to be for the benefit of the Conzuelo and CapSource only and shall not confer any right or claim upon, or otherwise inure to the benefit of, any creditor of, or other third party having dealings with RESALTA or CapSource.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, or a counterpart thereof, as of the _____ day of April, 2002.


                                        MARIO CONZUELO:



                                        ------------------------------------





                                        CAPSOURCE FINANCIAL, INC.:



                                        ------------------------------------
                                        Fred Boethling
                                        President


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